Exhibit 21

DECEMBER 31, 2010

SUNOCO, INC.

SUBSIDIARIES OF THE REGISTRANT

COMPANY NAME:	INC./ORG./REG.
Mascot, Inc. (MA)	MA

Sun Alternate Energy Corporation	DE

Sun Atlantic Refining and Marketing Company	DE
Sun Atlantic Refining and Marketing B.V., Inc.	DE
Sun Atlantic Refining and Marketing B.V.	Netherlands
Atlantic Petroleum Corporation	DE
Atlantic Petroleum Delaware Corporation	DE
Atlantic Petroleum (Out) LLC	DE
Atlantic Pipeline (Out) L.P.	TX
Atlantic Refining & Marketing Corp.	DE

Sun Canada, Inc.	DE
Helios Assurance Company Limited	Bermuda
Sun International Limited	Bermuda
Sun Mexico One, Inc.	DE
Sunoco de Mexico, S.A. de C.V.	Mexico
Sun Mexico Two, Inc.	DE

DECEMBER 31, 2010

SUNOCO, INC.

SUBSIDIARIES OF THE REGISTRANT

COMPANY NAME:	INC./ORG./REG.
Sun Coal & Coke Company	DE
Chesapeake Sun Company, LLC	DE
Elk River Minerals Corporation	DE
Gateway Energy & Coke Company, LLC	DE
Haverhill North Coke Company	DE
Indiana Harbor Coke Company	DE
Indiana Harbor Coke Corporation	IN
Indiana Harbor Coke Company L.P.	DE
Jewell Coke Acquisition Company	VA
Jewell Coke Company, L.P.	DE
Jewell Resources Corporation	VA
Dominion Coal Corporation	VA
Jewell Coal and Coke Company, Inc.	VA
Jewell Smokeless Coal Corporation	VA
Oakwood Red Ash Coal Corporation	VA
Vansant Coal Corporation	VA
Middletown Coke Company, LLC	DE
Sun Coke International, Inc.	DE
Port Talbot Coke Company Limited	England
Sun Coke East Servicos de Coqueificacao Ltda.	Brazil
Sun Coke Europe Holding B.V.	Netherlands

SunCoke Technology and Development Corp.	DE

Sun Coke Company	DE
(name saver company)

Sun Company, Inc.	DE
(name saver company)

Sun Company, Inc.	PA
(name saver company)

Sun Oil Company	DE
(name saver company)

DECEMBER 31, 2010

SUNOCO, INC.

SUBSIDIARIES OF THE REGISTRANT

COMPANY NAME:	INC./ORG./REG.
Sun Oil Export Company	DE

Sun Oil International, Inc.	DE

Sun-Del Pipeline LLC	DE
Mid-Continent Pipe Line (Out) LLC	TX
Sun Pipe Line Company	TX
Sunoco Partners LLC	PA
Sun Pipe Line Delaware (Out) LLC	DE

Sun Refining and Marketing Company	DE
(name saver company)

Sun Services Corporation	PA

Sun Transport, LLC	PA
Jalisco Corporation	CA
Lesley Corporation	DE
Libre Insurance Company, Ltd.	Bermuda

Sun-Del Services, Inc.	DE

SunCoke Energy, Inc.	DE

DECEMBER 31, 2010

SUNOCO, INC.

SUBSIDIARIES OF THE REGISTRANT

COMPANY NAME:	INC./ORG./REG.
Sunoco, Inc. (R&M)	PA
Puerto Rico Sun Oil Company LLC	DE
Sun Lubricants and Specialty Products Inc.	Quebec
Sun Petrochemicals, Inc.	DE
Sunmarks, LLC	DE
BAR-L, Inc.	PA
Sunoco Power Generation LLC	DE
Sunoco Power Marketing L.L.C.	PA

Sunoco Overseas, Inc.	DE
Lugrasa, S.A.	Panama

Sunoco Partners LLC	PA
Sunoco Logistics Partners L.P.	DE
Sunoco Logistics Partners GP LLC	DE
Sunoco Logistics Partners Operations L.P.	DE
Sunoco Logistics Partners Operations GP LLC	DE
Sunoco Partners Marketing & Terminals L.P.	TX
Sunoco Pipeline L.P.	TX
West Texas Gulf Pipe Line Company	DE
Excel Pipeline LLC	DE
Sunoco Pipeline Acquisition LLC	DE
Sun Pipe Line Company of Delaware LLC	DE
Mid-Valley Pipeline Company	OH
Sunoco Partners Lease Acquisition & Marketing LLC	DE
Austin Property Acquisition LLC	DE
Butane Acquisition I LLC	DE
Sunoco Partners Butane Blending LLC	DE
Butane Acquisition II LLC	DE

Sunoco Receivables Corporation, Inc.	DE

The Claymont Investment Company	DE

The Sunoco Foundation	PA